Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Sonic Innovations, Inc., a Delaware corporation (the “Company”), for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Samuel L. Westover, President and Chief Executive Officer of the Company, and Michael M. Halloran, Vice President and Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SAMUEL L. WESTOVER
Samuel L. Westover Chairman and Chief Executive Officer August 11, 2008

/s/ MICHAEL M. HALLORAN
Michael M. Halloran Vice President and Chief Financial Officer August 11, 2008

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by § 906 has been provided to the Company and will be retained the Company and furnished to the Securities and Exchange Commission or its staff upon request.